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                                                                    EXHIBIT 24.2

                        CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 1996, relating to the consolidated financial statements of North American Environmental Group, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's status as a development stage company and the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       /s/BDO Seidman, LLP

                                          BDO Seidman, LLP


Houston, Texas
June 14, 1996